UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Issuer Direct Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Glenwood Drive, Suite 1001, Raleigh, NC 27603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ISDR	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2024, Marti Beller (Lazear) submitted notice of her resignation as a member of the Board of Directors (the “Board”) of Issuer Direct Corporation (the “Company”), including all applicable Committees of the Board, effective immediately. Ms. Beller was the Chairperson of the Board’s Compensation Committee. A copy of Ms. Beller’s resignation letter dated June 13, 2024 is attached hereto as Exhibit 17.1.

On June 13, 2024, Michael Nowlan submitted notice of his resignation as a member of the Board of the Company, including all applicable Committees of the Board, effective immediately. Mr. Nowlan was the Chairperson of the Board and a member of the Board’s Audit Committee. A copy of Mr. Nowlan’s resignation letter dated June 13, 2024 is attached hereto as Exhibit 17.2.

The Company and the Board intend to appoint new members of the Board as soon as practical.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation letter of Marti Beller (Lazear) dated June 13, 2024.
17.2	Resignation letter of Michael Nowlan dated June 13, 2024.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: June 18, 2024	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

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